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                                                                  EXHIBIT (n)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated August 21, 2002, relating to the financial statement of DB Hedge Strategies Fund LLC, which appear in such Registration Statement. We also consent to the references to us under the headings "Accountants and Legal Counsel" and "Independent Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, NY
August 21, 2002